SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2012

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Issuance of Senior Notes due 2022

On January 26, 2012 (the “Closing Date”), CCO Holdings, LLC (“CCO Holdings”) and CCO Holdings Capital Corp. (“CCO Holdings Capital” and together with CCO Holdings, the “Issuers”) subsidiaries of Charter Communications, Inc. (the “Company”) completed the public sale of $750 million  aggregate principal amount of 6.625% Senior Notes due 2022 (the “Notes”). The offering and sale of the Notes were made pursuant to a shelf registration statement on Form S-3, initially filed with the Securities and Exchange Commission on January 4, 2011, as amended on May 3, 2011, and as further amended on November 9, 2011, and a prospectus supplement dated January 11, 2012.  The Issuers’ payment obligations under the Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Company.

The Notes resulted in net proceeds of approximately $736.5 million, after deducting underwriting discounts and commissions.  The net proceeds of this issuance, among other things, will be used, as previously announced: (i) by Charter Communications Operating, LLC  and Charter Communications Operating Capital Corp (together, “Charter Operating”) to make a tender offer for certain of Charter Operating’s 8.0% and 10.875% second lien notes, (ii) by CCH II, LLC and CCH II Capital Corp (together, “CCH II”) to make a tender offer for certain of CCH II 13.5% senior notes, and (iii) for general corporate purposes.

In connection therewith, the Issuers entered into the following agreements:

Indenture

On the Closing Date, the Issuers (and the Company as parent guarantor party thereto) entered into a Third Supplemental Indenture with The Bank of New York Mellon Trust Company, N. A. as trustee (the “Trustee”) providing for the issuance of the notes (the “Supplemental Indenture”) and the terms thereof. The Supplemental Indenture supplements a base indenture previously entered into on May 10, 2011 between the Issuers, the Company, as guarantor and the Trustee (the “Base Indenture” and together with the Supplemental Indenture, the “Indenture”) providing for the issuance of the Notes generally.  The Indenture provides, among other things, that the Notes are general unsecured obligations of the Issuers.  Interest is payable on the Notes on each January 31 and July 31, commencing July 31, 2012.  The Company may redeem some or all of the Notes at any time prior to January 31, 2017 at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, on such Notes plus an applicable make-whole premium. On or after January 31, 2017, the Issuers may redeem some or all of the Notes at redemption prices set forth in the Supplemental Indenture.  In addition, at any time prior to January 31, 2015, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 106.625% of the principal amount thereof plus accrued and unpaid interest to the redemption date, with the net cash proceeds of certain equity offerings, provided that certain conditions are met.

The Issuers’ payment obligations under the Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Company.

The terms of the Indenture, among other things, limit the ability of the Issuers to incur additional debt and issue preferred stock; pay dividends or make other restricted payments; make certain investments; create liens; allow restrictions on the ability of certain of its subsidiaries to pay dividends or make other payments to it; sell assets; merge or consolidate with other entities; and enter into transactions with affiliates.

Subject to certain limitations, in the event of a Change of Control (as defined in the Supplemental Indenture), the Issuers will be required to make an offer to purchase the Notes at a price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest; breach of other covenants or agreements in the Indenture; failure to pay certain other indebtedness; failure to pay certain final judgments; failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency. Generally, if an event of default

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occurs, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding series of Notes may declare all the Notes of such series to be due and payable immediately.

Copies of the Base Indenture and the Supplemental Indenture are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated by reference herein. The above description of the material terms of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the exhibit.

Supplemental Indentures

On January 26, 2012, the Company announced that Charter Operating had received, pursuant to its previously announced cash tender offers and related consent solicitations for any and all of the outstanding 8.0% Senior Second-Lien Notes due 2012 (the “2012 Notes”) and 10.875% Senior Second-Lien Notes due 2014 (the “2014 Notes”), the requisite consents to adopt proposed amendments to the respective indentures, as supplemented, under which the 2012 Notes and 2014 Notes were issued (the “2012 Original Indenture” and the “2014 Original Indenture,” respectively, and together the “Original Indentures”).  The tender offer and consent solicitation are being made upon the terms and conditions set forth in an Offer to Purchase and Consent Solicitation Statement dated January 11, 2012.

As of 5:00 p.m. New York City time, on January 25, 2012, holders of 59.9% of the 2012 Notes and 94.3 % of the 2014 Notes had tendered their Notes in the tender offer and consented to the proposed amendments to the 2012 Original Indenture and 2014 Original Indenture, respectively.

In conjunction with receiving the requisite consents, on January 26, 2012, Charter Operating entered a supplemental indenture to the 2012 Original Indenture, dated as of April 27, 2004, by and between Charter Operating and Wilmington Trust Company, as trustee (the “2012 Supplemental Indenture,” and together with the 2012 Original Indenture, the “2012 Indenture”).  Additionally, in conjunction with receiving the requisite consents, on January 26, 2012, Charter Operating entered a supplemental indenture to the 2014 Original Indenture, dated as of March 19, 2008, by and between Charter Operating and Wilmington Trust Company, as trustee (the “2014 Supplemental Indenture,” and together with the 2014 Original Indenture, the “2014 Indenture”).

The 2012 Supplemental Indenture and the 2014 Supplemental Indenture give effect to the proposed amendments to the Original Indentures, which will eliminate substantially all restrictive covenants, including the covenants requiring Charter Operating to provide certain reports, and certain event of default provisions in the Original Indentures.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information under “Indenture” in Item 1.01 above is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS.

The press release announcing the closing on the sale of the Notes is attached as Exhibit 99.1.  The Early Tender Date for the tender offers, noted above, was 5:00 p.m., New York City time, on Wednesday, January 25, 2012, with holders of approximately $299.5 million aggregate principal amount of Charter Operating’s 8.00% second lien notes (“2012 Notes”), $293.7 million aggregate principal amount of Charter Operating’s 10.875% second lien notes (“2014 Notes”) and $333.9 million aggregate principal amount of CCH II’s 13.50% senior notes (“2016 Notes” and, together with the 2012 Notes and the 2014 Notes, the “Notes”) having validly tendered their Notes.  Charter Operating paid the tender price to the holders of the 2012 Notes and the 2014 Notes on January 26, 2012 and will purchase any additional 2012 Notes and 2014 Notes along with tendered 2016 Notes in an aggregate amount of up to $843 million in accordance with the terms of the tender offer.  The press release announcing the initial results of the tender offers in more detail is attached as Exhibit 99.2.

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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

4.1
Indenture dated as of May 10, 2011, by and among CCO Holdings, LLC, and CCO Holdings Capital Corp., as Issuers, Charter Communications, Inc., as Parent Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K of Charter Communications, Inc. filed on May 13, 2011 (File No. 001-33664)).

4.2
Third Supplemental Indenture dated as of January 26, 2012  by and among CCO Holdings, LLC, and CCO Holdings Capital Corp., as Issuers, Charter Communications, Inc., as Parent Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee.*

5.1	Opinion of Kirkland & Ellis LLP.*
99.1	Press release announcing the closing on the sale of the Notes dated January 26, 2012.*
99.2	Press release announcing the initial results of the tender offers dated January 26, 2012.*
___________

* filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHARTER COMMUNICATIONS, INC.
Registrant

Date: February 1, 2012

By:	s/s Kevin D. Howard
Name: Kevin D. Howard
Title: Senior Vice President-Finance, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1
Indenture dated as of May 10, 2011, by and among CCO Holdings, LLC, and CCO Holdings Capital Corp., as Issuers, Charter Communications, Inc., as Parent Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the current report on Form 8-K of Charter Communications, Inc. filed on May 13, 2011 (File No. 001-33664)).

4.2
Third Supplemental Indenture dated as of January 26, 2012 by and among CCO Holdings, LLC, and CCO Holdings Capital Corp., as Issuers, Charter Communications, Inc., as Parent Guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee.*

5.1	Opinion of Kirkland & Ellis LLP.*
99.1	Press release announcing the closing on the sale of the Notes dated January 26, 2012.*
99.2	Press release announcing the initial results of the tender offers dated January 26, 2012.*
___________

* filed herewith